FOR IMMEDIATE RELEASE

Investor Contact
Peter DeNardo
Amyris, Inc.
+1 (510) 597-5592
denardo@amryis.com

AMYRIS, INC. REPORTS
FIRST QUARTER 2020 RESULTS

Sales Revenue Doubled Versus Prior Year Quarter

Strong Gross Margin And Earnings Growth From Improved Sales Mix And Lower Costs

Significantly Improved Balance Sheet From Reduced Debt

EMERYVILLE, CA – May 8, 2020 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company in Clean Health and Beauty markets through its consumer brands and a top supplier of sustainable and natural ingredients, today announced financial results for its first quarter ended March 31, 2020.

Keeping our people, partners and communities safe and healthy while benefiting from strong product demand has been our number one priority during these unprecedented times with COVID-19.

Management Comments
“COVID-19 has dominated all of our lives with a significant impact both from a health and economic perspective. Keeping our people, our partners and our communities safe and healthy while delivering on very strong product demand from consumers has been our number one priority. This meant that we had to adjust our ways of working across our supply chain, innovation center and offices. Our people have been amazing, and we have continued to deliver on our commitments to our customers,” said John Melo, President and Chief Executive Officer. “We play a critical role in helping those who have been impacted by the pandemic. This includes rapidly launching a new hand sanitizer of which we have donated over 20,000 units to frontline healthcare workers. Also, we supply key ingredients for household cleaning and personal care products and are exploring how our science can be further utilized to fight the virus.”

Continued Melo, “We are pleased with our first quarter results for what is typically our lowest sales quarter of the year due to seasonality. We have seen limited impact to our business performance from COVID-19. During the month of April we delivered our best single month of consumer product sales. We are experiencing significant demand for our ingredients into cleaning products and personal care products. We are encouraged by the growth in our top and bottom-line performance and see continued opportunity with our strong portfolio of branded consumer products and functional ingredients. Our focus on higher margin product sales and reducing unit costs by adapting our supply chain are delivering strong results. At our current performance we expect to achieve positive operating cash performance by the fourth quarter of this year. We remain committed to our current guidance and will update our view on the year as we get more visibility.”

Q1 Financial Highlights
•Performance was in line with expectations with Sales Revenue of $29 million up 103% versus the prior year quarter with strong growth seen in Consumer & Ingredients product sales
•Gross Margin as a percentage of sales improved to 63% which compares to -33% in Q1 2019 and 56% for the full year 2019. Year-over-year margin growth delivered a $23 million improvement and was driven by improved sales mix from higher consumer brand sales and lower unit cost
•Adjusted EBITDA of -$27 million improved $19 million versus the same quarter last year driven by the aforementioned margin improvements
•GAAP Net Income of -$87 million was down $23 million. EBITDA improvements of $19 million were offset by non-cash debt related adjustments of $37 million.
•Adjusted Net Income of -$44 million improved $15 million versus prior year.
•Diluted EPS improved $0.26 or 32% to -$0.56
•Adjusted Diluted EPS improved $0.47 or 63% to -$0.28 per share
•Debt principal was reduced by $88 million or 30% during the quarter from $297 million to $209 million

Strategic Priorities
At the start of 2020 we set out four strategic priorities to focus our execution on accelerated growth and a clear path to profitability and sustained cash generation

•High growth consumer brands: build on our Clean Beauty market leadership and double sales year over year. Extend offering of clean and safe ingredients and products
•Scientific and commercial collaboration: Execute on R&D collaboration programs to scale 3-4 new molecules yearly. Establish market leadership in sustainable Health and Wellness markets
•Supply chain optimization: Deliver lower unit costs targeting gross margins >60 of sales. Drive agile and robust supply network to support sales growth
•Improved balance sheet, earnings and cash flow: Reduced balance sheet leverage. Be fully funded to deliver growth. Deliver on path to sustained cash generation from operational performance

During the first quarter we made strong progress on each of our strategic priorities:
•Consumer brands sales more than doubled; mostly driven by Biossance, our Clean Beauty brand
•Launched a new Pipette branded hand sanitizer product responding to COVID-19 needs. We donated first production batches to front-line healthcare workers
•Collaboration revenue grew by more than 150%
•Gross Margin grew to 63%
•Expanded supply and fulfillment network to respond to continued consumer brand growth
•Reduced and simplified debt. Delivered much improved earnings both in absolute terms and per diluted share

Q1 2020 Results
Variance $ and Variance % in the following tables and comments may not foot due to rounding

$ Millions except EPS

Quarter 1	2020	2019	Variance $	Variance %
Sales Revenue	29	14	15	103%
Gross Margin	63%	(33%)	--	+9650bps
Net Income	(87)	(64)	(23)	(36%)
Adj. Net Income	(44)	(59)	15	25%
EBITDA	(30)	(49)	18	38%
Adj. EBITDA	(27)	(45)	19	41%
Diluted EPS	(0.56)	(0.82)	0.26	32%
Adj. Diluted EPS	(0.28)	(0.76)	0.47	63%
•Sales Revenue improved by 103% due to a 92% improvement in Consumer & Ingredients and 158% growth in Collaboration & Grants
•Gross Margin as a percentage of sales improved to 63%, and delivered a $23 million improvement driven by a combination of higher margins from consumer brand sales and lower unit costs in ingredients
•GAAP Net Income of -$87 million was down $23 million impacted by non-cash adjustments and fair value assessments in debt instruments of $37 million. Adjusted Net Income of -$44 million improved $15 million versus prior year driven by operational improvements from sales mix and lower unit costs
•Operating expenses of $44 million were up 5% due to investments in marketing and sales, partly offset by lower R&D expense
•Adjusted EBITDA of -$27 million improved $19 million versus the same quarter last year primarily driven by margin improvements
•Adjusted Diluted EPS improved $0.47 or 63% to -$0.28 per share

Q1 2020 Category Sales Revenue
Variance $ and Variance % in the following tables and comments may not foot due to rounding.

Quarter 1	2020 $ Millions	2019 $ Millions	Variance $				Variance %
			Vol/Mix	Price	Other	Total
Consumer & Ingredients	23	12	11	0	--	11	92%
Collaboration & Grants	6	2	--	--	4	4	158%
Total Sales	29	14	11	0	4	15	103%
Note: Consumer & Ingredients sales is the total of Renewable Products and Licenses and Royalties

•Consumer & Ingredients (C&I) sales grew 92% year over year (price +3%, volume/mix +89%) with growth seen in both direct-to-consumer branded products (+233%) and business-to-business ingredients (+50%). Excluding a $4 million one-off value share C&I sales were up 56%
•Collaboration & Grants were up 158% year over year due to higher revenue from several strategic partnership programs

Full Year 2020 Outlook
Our current Sales Revenue guidance is maintained albeit that COVID-19 presents uncertainties to which we do not have full visibility.

Full year Sales Revenue is expected to grow approximately 44% versus 2019 GAAP sales of $153 million. 2020 recurring sales are expected to grow approximately 80% versus 2019 recurring sales of $104 million.

Full Year	2019 $ Millions	2020 Growth %	Phasing
			H1	H2
Total GAAP Sales	153	~44%	30%	70%
Total Recurring Sales	104	~80%	35%	65%

Gross Margin is expected to operate at greater than 60% of sales due to improved sales mix and lower unit costs. Based on sales revenue guidance, Adjusted EBITDA is expected to turn positive during Q4 of this year.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following:

Non-GAAP net income (loss) is calculated as GAAP net income/loss excluding stock-based compensation expense, gains or losses from change in fair value of debt, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment, and losses allocated to participating securities.

Adjusted diluted EPS is calculated by dividing Non-GAAP net income (loss) by the weighted average shares, basic and diluted outstanding for the period.

Non-GAAP Gross Margin (Gross Margin) is calculated as GAAP revenues divided by GAAP cost of products sold excluding excess capacity, depreciation and amortization and other costs/provisions.

EBITDA is calculated as GAAP net loss less losses allocated to participating securities, interest, tax provision, depreciation and amortization.

Adjusted EBITDA is calculated as EBITDA less stock-based compensation expense, gains or losses from change in fair value of debt, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment and other expense, net.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.

Conference Call
Amyris will host its first quarter 2020 conference call today May 8, 2020 at 9:00 am ET (6:00 am PT) to discuss its financial results. Those who wish to listen to the conference call should dial into (888) 390-3967 (U.S. and International) and ask to be joined to the Amyris, Inc. call. A live webcast of the call will be available online on the Amyris website. To listen via live webcast, please visit: http://investors.amyris.com.

If you are unable to listen to the live call, the webcast will be archived on the Company’s website. A replay of the webcast will be available on the Investor Relations section of the company's website approximately two hours after the conclusion of the call. Additional information on Amyris’ first quarter 2020 results can also be found on the Company’s website.

About Amyris
Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Clean Health & Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of-the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own three consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane. For more information, please visit www.amyris.com.

Forward-Looking Statements
This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as expected revenue, including product and royalty revenues, recurring revenue, EBITDA, gross profit and operating expenses in 2020 and beyond, including related growth rates, anticipated growth for Amyris’s Clean Beauty business, expected production volume, delivery and cost reduction in 2020, and expectations regarding Amyris’s financial and operational results and ability to achieve its business plan in 2020 and beyond, including the potential utilization of its science in remedies against COVID-19. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to its financing activities, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

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Financial Tables Follow

Amyris, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$ 2,607	$ 270
Restricted cash	399	469
Accounts receivable, net	18,426	16,322
Accounts receivable - related party, net	6,769	3,868
Contract assets	9,355	8,485
Inventories	31,063	27,770
Deferred cost of products sold - related party	3,535	3,677
Prepaid expenses and other current assets	12,823	12,750
Total current assets	84,977	73,611
Property, plant and equipment, net	26,912	28,930
Contract assets, noncurrent - related party	1,203	1,203
Deferred cost of products sold, noncurrent - related party	12,815	12,815
Restricted cash, noncurrent	960	960
Recoverable taxes from Brazilian government entities	6,726	7,676
Right-of-use assets under financing leases, net	12,143	12,863
Right-of-use assets under operating leases, net	12,391	13,203
Other assets	9,180	9,705
Total assets	$ 167,307	$ 160,966
Liabilities, Mezzanine Equity and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 48,936	$ 51,234
Accrued and other current liabilities	40,943	36,655
Financing lease liabilities	3,510	3,465
Operating lease liabilities	4,747	4,625
Contract liabilities	3,226	1,353
Debt, current portion	64,453	45,313
Related party debt, current portion	14,175	18,492
Total current liabilities	179,990	161,137
Long-term debt, net of current portion	24,153	48,452
Related party debt, net of current portion	97,227	149,515
Financing lease liabilities, net of current portion	3,255	4,166
Operating lease liabilities, net of current portion	13,728	15,037
Derivative liabilities	7,748	9,803
Other noncurrent liabilities	17,335	23,024
Total liabilities	343,436	411,134
Commitments and contingencies
Mezzanine equity:
Contingently redeemable common stock	5,000	5,000
Stockholders’ deficit:
Preferred stock	-	-
Common stock	16	12
Additional paid-in capital	1,708,096	1,543,668
Accumulated other comprehensive loss	(46,353)	(43,804)
Accumulated deficit	(1,843,497)	(1,755,653)
Total Amyris, Inc. stockholders’ deficit	(181,738)	(255,777)
Noncontrolling interest	609	609
Total liabilities, mezzanine equity and stockholders' deficit	$ 167,307	$ 160,966

Amyris, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(In thousands, except shares and per share amounts)	2020	2019
Revenue:
Renewable products (includes related party revenue of $49 and $2, respectively)	$ 17,854	$ 11,884
Licenses and royalties (includes related party revenue of $3,750 and ($380), respectively)	5,161	118
Grants and collaborations (includes related party revenue of $3,018 and $396, respectively)	6,115	2,372
Total revenue (includes related party revenue of $6,817 and $18, respectively)	29,130	14,374
Cost and operating expenses:
Cost of products sold	11,790	17,707
Research and development(1)	17,126	17,839
Sales, general and administrative(1)	32,014	28,253
Total cost and operating expenses	60,930	63,799
Loss from operations	(31,800)	(49,425)
Other income (expense):
Interest expense	(15,002)	(12,534)
Gain (loss) from change in fair value of derivative instruments	3,282	(2,039)
Loss from change in fair value of debt	(16,503)	(2,130)
Loss upon extinguishment of debt	(27,319)	-
Other expense, net	(411)	(115)
Total other expense, net	(55,953)	(16,818)
Loss before income taxes	(87,753)	(66,243)
Provision for income taxes	(91)	-
Net loss attributable to Amyris, Inc.	(87,844)	(66,243)
Less loss allocated to participating securities	1,087	2,430
Net loss attributable to Amyris, Inc. common stockholders	$ (86,757)	$ (63,813)

Loss per share attributable to common stockholders, basic and diluted	$ (0.56)	$ (0.82)

Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic and diluted	155,065,635	77,512,059

(1) Includes stock-based compensation expense as follows:
Research and development	$ 1,065	$ 663
Sales, general and administrative	2,439	2,789
	$ 3,504	$ 3,452

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2020	2019
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$ (86,757)	$ (63,813)
Non-GAAP adjustments:
Stock-based compensation expense	3,504	3,452
(Gain) loss from change in fair value of derivative instruments	(3,282)	2,039
Loss from change in fair value of debt	16,503	2,130
Loss upon extinguishment of debt	27,319	-
Loss allocated to participating securities	(1,087)	(2,430)
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$ (43,800)	$ (58,622)

Weighted-average shares outstanding
Shares outstanding, basic and diluted	155,065,635	77,512,059

Net loss per share attributable to Amyris, Inc. common stockholders - Basic and Diluted (GAAP)	$ (0.56)	$ (0.82)
Non-GAAP adjustments:
Stock-based compensation expense	0.02	0.04
(Gain) loss from change in fair value of derivative instruments	(0.02)	0.03
Loss from change in fair value of debt	0.11	0.03
Loss upon extinguishment of debt	0.18	-
Loss allocated to participating securities	(0.01)	(0.03)
Adjusted Diluted EPS (non-GAAP)(1)	$ (0.28)	$ (0.76)
(1) Amounts may not sum due to rounding.

	Three Months Ended March 31,
(In thousands)	2020	2019
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$ (86,757)	$ (63,813)
Non-GAAP adjustments:
Interest expense	15,002	12,534
Provision for income taxes	91	-
Depreciation and amortization	1,720	848
Loss allocated to participating securities	(1,087)	(2,430)
EBITDA	(71,031)	(52,861)
(Gain) loss from change in fair value of derivative instruments	(3,282)	2,039
Loss from change in fair value of debt	16,503	2,130
Loss upon extinguishment of debt	27,319	-
Other expense, net	411	115
Stock-based compensation expense	3,504	3,452
Adjusted EBITDA	$ (26,576)	$ (45,125)

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION, CONTINUED (Unaudited)
	Three Months Ended March 31,
(In thousands)	2020	2019
Revenue (GAAP and non-GAAP)	$ 29,130	$ 14,374

Cost of products sold (GAAP)	$ 11,790	$ 17,707
Other costs/provisions	(815)	2,008
Excess capacity	(66)	(441)
Depreciation and amortization	(233)	(136)
Cost of products sold (non-GAAP)	$ 10,676	$ 19,138

Adjusted gross profit (non-GAAP)	$ 18,454	$ (4,764)
Gross margin %	63%	-33%

Research and development expense (GAAP)	$ 17,126	$ 17,839
Stock-based compensation expense	(1,065)	(663)
Depreciation and amortization	(1,225)	(434)
Research and development expense (non-GAAP)	$ 14,836	$ 16,742

Sales, general and administrative expense (GAAP)	$ 32,014	$ 28,253
Stock-based compensation expense	(2,439)	(2,789)
Depreciation and amortization	(262)	(278)
Sales, general and administrative expense (non-GAAP)	$ 29,313	$ 25,186